Exhibit 5.1

[Vinson & Elkins L.L.P. Letterhead]

December 22, 2005

Pacific Energy Partners, L.P.
Pacific Energy Finance Corporation
Pacific Energy Group LLC
Pacific Marketing and Transportation LLC
Pacific Atlantic Terminal LLC
Rocky Mountain Pipeline System LLC
Ranch Pipeline LLC
PEG Canada GP LLC
PEG Canada, L.P.

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Pacific Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Pacific Energy Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership (the “Company”), Pacific Energy Group LLC, a Delaware limited liability company, Pacific Marketing and Transportation LLC, a Delaware limited liability company, Pacific Atlantic Terminal LLC, a Delaware limited liability company, Rocky Mountain Pipeline System LLC, a Delaware limited liability company, Ranch Pipeline LLC, a Delaware limited liability company, PEG Canada GP LLC, a Delaware limited liability company, and PEG Canada, L.P., a Delaware limited partnership, as guarantors (collectively, the “Subsidiary Guarantors”) with respect to certain legal matters in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of (a) the offer and sale by the Partnership, from time to time, pursuant to Rule 415 under the Securities Act, of (i) common units representing limited partner interests in the Partnership (the “Primary Units”), (ii) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness of the Partnership, (iii) guarantees (the “Guarantees”) of such Debt Securities by one or more of the Subsidiary Guarantors and (b) the resale of common units and/or subordinated units representing limited partner interests in the Partnership owned by LB Pacific, LP, certain holders of 4,300,000 common units purchased from the Partnership on September 30, 2005 and their transferees, if any (the “Secondary Units”).  The Primary Units, the Debt Securities, the Guarantees and the Secondary Units are collectively referred to herein as the “Securities.”  We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Partnership’s Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit.  Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus. In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; (iii) the Certificate of Incorporation and Bylaws of GP Inc.; (iv) the Second Amended and Restated Limited Liability Company Agreement of PEG; (v) the Limited Liability Company Agreement of PMT; (vi) the Amended and Restated Limited Liability Company Agreement of RMP; (vii) the First Amended and Restated Limited Liability Company Agreement of AREPI; (viii) the Limited Liability Company Agreement of RPL; (ix) the forms of Senior and Subordinated Indentures filed as exhibits to the Registration Statement; and (x) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and (v) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will be duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

1.     With respect to the Primary Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Primary Units, the terms of the offering and related matters and (ii) the Primary Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Primary Units will be validly issued, fully paid and nonassessable.

2.     With respect to the Secondary Units, when (i) the applicable owner or owners of such Secondary Units has taken all necessary action to approve the sale of the Secondary Units, the terms of the offering and related matters and (ii) the Secondary Units have been sold and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the applicable seller or sellers upon payment of the consideration therefor provided for therein, then the Secondary Units will be validly issued, fully paid and nonassessable.

3.     With respect to the Debt Securities and Guarantees, when (i) the related Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, the Company and the Subsidiary Guarantors have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the related Indentures and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, the Company and the Subsidiary Guarantors upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, the Company and the Subsidiary Guarantors, respectively, enforceable against the Partnership, the Company and the Subsidiary Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

The opinions expressed herein are qualified in the following respects:

A.    We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

B.    We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

C.    This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.